UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2010 (September 22, 2010)

ALLIANCE LAUNDRY SYSTEMS LLC

ALLIANCE LAUNDRY CORPORATION

ALLIANCE LAUNDRY HOLDINGS LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-56857	39-1927923
DELAWARE	333-56857-01	39-1928505
DELAWARE	333-56857-02	52-2055893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Shepard Street, P.O. Box 990

RIPON, WISCONSIN 54971-0990

(Address of Principal executive offices, including Zip Code)

(920) 748-3121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c)

Item 1.01	Entry into a Material Definitive Agreement.

On September 22, 2010, Alliance Laundry Systems LLC (“Alliance Laundry”), Alliance Laundry Holdings LLC (“Holdings”), Alliance Laundry Corporation (“ALC” and, together with Alliance Laundry, the “Issuers”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), entered into a third supplemental indenture (the “Third Supplemental Indenture”) to the indenture, dated as of January 27, 2005, as amended by the supplemental indenture, dated as of January 27, 2005 and as further amended by the second supplemental indenture, dated as of July 20, 2006 (the “Indenture”), among Alliance Laundry, successor by merger to ALH Finance LLC, ALC, successor by merger to ALH Finance Corporation, Holdings and the Trustee relating to the Issuers’ 8 1/2% Senior Subordinated Notes due 2013 (the “Notes”). The Third Supplemental Indenture amends the Indenture to remove substantially all restrictive covenants and certain events of default provisions under the Indenture. These amendments will not become operative unless and until all the conditions to the previously announced cash tender offer and consent solicitation (the “Offer”) by Alliance Laundry and ALC for any and all of the Notes have been satisfied or waived, including the condition that Alliance Laundry be in receipt of proceeds from a new debt financing, and Notes validly tendered (and not validly withdrawn) are purchased pursuant to the Offer. As of September 22, 2010, holders of approximately 99% of the Notes outstanding had tendered their Notes and delivered consents pursuant to the Offer.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4.1	Third Supplemental Indenture, dated as of September 22, 2010, among Alliance Laundry Systems LLC, Alliance Laundry Corporation, Alliance Laundry Holdings LLC and The Bank of New York Mellon Trust Company, N.A., as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE LAUNDRY SYSTEMS LLC
(Registrant)

/s/ Bruce P. Rounds
Date: September 22, 2010	Name:	Bruce P. Rounds
	Title:	Vice President Chief Financial Officer

ALLIANCE LAUNDRY CORPORATION
(Registrant)

/s/ Bruce P. Rounds
Date: September 22, 2010	Name:	Bruce P. Rounds
	Title:	Vice President Chief Financial Officer

ALLIANCE LAUNDRY HOLDINGS LLC
(Registrant)

/s/ Bruce P. Rounds
Date: September 22, 2010	Name:	Bruce P. Rounds
	Title:	Vice President Chief Financial Officer